UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2011 (June 9, 2011)

HALLADOR ENERGY COMPANY
(www.halladorenergy.com)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Copies of the presentation materials which we will be using in connection with investor meetings taking place the week of June 13, 2011 in Baltimore, New York City and Boston are filed herewith.

The same material is also available on our website at www.halladorenergy.com.  We encourage investors to visit our website to obtain important information about our company.

Item 8.01   Other Events

On June 9, 2011, we signed a letter of intent with an undisclosed independent oil and gas company to sell our undeveloped leases in North Dakota covering approximately 10,000 acres for $13.5 million cash.  Closing is expected to occur on or before July 29, 2011.  A copy of our press release is attached as Exhibit 99.3.

Item 9.01    Financial Statements and Exhibits

99.1           - Hallador Road Show Slide Presentation – Company Overview

99.2           - Hallador Road Show Concept Brochure

99.3           - Press Release dated June 10, 2011 issued by Hallador Energy Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2011	HALLADOR ENERGY COMPANY By:/s/W. Anderson Bishop W. Anderson Bishop, CFO